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                                                                EXHIBIT 10.1(a)
                                                              EXECUTION VERSION


            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into as of April 19, 2005, by and among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower"), the other Credit Parties signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), for itself, as Lender, and as Agent for Lenders (in such capacity, the "Agent").

                                    RECITALS

         A. Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Amended and Restated Credit Agreement dated as of November 14, 2004 (as amended and in effect on the date hereof, the "Credit Agreement;" capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement).

         B. Borrower has requested that the Agent and the Lenders amend the Credit Agreement in certain respects and the Agent and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                  A. AMENDMENTS

         1. The Credit Agreement is hereby amended by deleting the definition of "Fixed Charges" appearing in Annex A of the Credit Agreement and by substituting in lieu thereof the following definition:

                  "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid in cash during such period, plus (b) scheduled payments of principal with respect to Indebtedness (other than Permitted Insurance Premium Indebtedness to the extent that such payments are characterized as operating expenses of the Borrower and payments made to holders of Subordinated Debt to the extent permitted under Section 1.4) during such period, plus (c) Capital Expenditures paid in cash during such period (excluding Financed Capex made during such period to the extent such Financed Capex does not exceed 70% of all Capital Expenditures paid in cash during such period), plus (d) income taxes paid in cash during such period.

         2. The Credit Agreement is hereby further amended by inserting the following definition of "Financed Capex" into Annex A of the Credit Agreement in the appropriate alphabetical order:

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                  "Financed Capex" means Capital Expenditures made by the
         Borrower that are financed with proceeds of the Term Loan in an aggregate amount not in excess of $2,012,574.

                             C. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Agent and the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, Borrower shall have no rights under this Amendment and the Agent and the Lenders shall not be obligated to take, fulfill or perform any action hereunder, until the Agent shall have received the following:

                  (a) counterparts of this Amendment duly executed by all parties hereto, in form and substance satisfactory to the Agent and its counsel; and

                  (b) such other certificates, documents and agreements respecting Borrower as the Agent may request in its reasonable discretion, in form and substance satisfactory to the Agent and its counsel.

         Upon receipt by the Agent of the items described in the foregoing clauses (a) and (b), this Amendment shall become effective as of December 30, 2004.

                        D. REPRESENTATIONS AND WARRANTIES

         Each Credit Party hereby represents and warrants to the Lenders and the Agent that:

         1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of such Credit Party's certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

         2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights and remedies in general; and

         3. No Default or Event of Default has occurred and is continuing as of the date hereof.


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                               E. OTHER AGREEMENTS

         1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

         2. Reaffirmations and Acknowledgments.

         (a) Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment.

         (b) Acknowledgment of Perfection of Security Interest. Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lenders under the Credit Agreement and the other Loan Documents securing the Loans are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents

         3. Expenses. Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

         4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                                  BLACK WARRIOR WIRELINE CORP., as
                                  Borrower


                                  By:
                                      -----------------------------------------
                                      William L. Jenkins
                                      Chief Executive Officer





                                  GENERAL ELECTRIC CAPITAL
                                  CORPORATION, as Agent and Lender



                                  By:
                                      -----------------------------------------
                                      Samantha Farber
                                      Duly Authorized Signatory








                      SIGNATURE PAGE TO FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT